UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 30, 2014

ZEBRA TECHNOLOGIES CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	000-19406	36-2675536
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

475 Half Day Road, Suite 500, Lincolnshire, Illinois		60069
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: 847-634-6700

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On September 30, 2014, Zebra Technologies Corporation (“Zebra”) entered into a note purchase agreement (the “Purchase Agreement”) with Morgan Stanley & Co. LLC, as representative of the several initial purchasers named therein (the “Initial Purchasers”), pursuant to which such Initial Purchasers agreed to purchase $1.05 billion in aggregate principal amount of Zebra’s 7 1/4% Senior Notes due 2022 (the “Notes”), subject to the terms and conditions set forth in the Purchase Agreement. The sale of the Notes is expected to be completed on October 15, 2014, subject to customary closing conditions.

The Purchase Agreement contains customary representations and warranties of the parties, as well as indemnification and contribution provisions whereby Zebra, on the one hand, and the Initial Purchasers, on the other hand, have agreed to indemnify each other against certain liabilities. The Purchase Agreement may be terminated under certain circumstances, including in the event that Zebra fails to satisfy the closing conditions set forth therein or upon the occurrence of certain trading and market conditions.

The foregoing description of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the Purchase Agreement filed hereto as Exhibit 10.1, which is incorporated herein by reference.

The Notes and related guarantees have not been registered under the Securities Act or the securities laws of any other jurisdiction, and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements. The offering and sale of the Notes and related guarantees will be made only to qualified institutional buyers in accordance with Rule 144A under the Securities Act and to non-U.S. persons in accordance with Regulation S under the Securities Act.

Forward-looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of federal securities laws. Statements related to, among other things, the consummation of the offering of the Notes and related guarantees and potential changes in market conditions constitute forward-looking statements. For a description of factors that may cause Zebra’s actual results, performance or expectations to differ from any forward-looking statements, please review the information under the heading “Risk Factors” included in Item 1A of Zebra’s 2013 Annual Report on Form 10-K and other documents of Zebra’s on file with or furnished to the Securities and Exchange Commission. Any forward-looking statements made in this press release are qualified by these cautionary statements, and there can be no assurance that the actual results or developments anticipated by Zebra will be realized or, even if substantially realized, that they will have the expected consequences to, or effects on, Zebra or its business or operations. Except as required by law, Zebra undertakes no obligation to update publicly or revise any forward-looking statement, whether as a result of new information, future developments or otherwise. We caution you that actual outcomes and results may differ materially from what is expressed, implied or forecasted by Zebra’s forward-looking statements.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description of Exhibit

10.1	Purchase Agreement, dated as of September 30, 2014, by and between Zebra Technologies Corporation and Morgan Stanley & Co. LLC, as representative of the initial purchasers listed on Schedule I thereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZEBRA TECHNOLOGIES CORPORATION

	By:	/s/ Jim Kaput
Date: October 6, 2014		Name: Jim Kaput
Title: SVP and General Counsel

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

10.1	Purchase Agreement, dated as of September 30, 2014, by and between Zebra Technologies Corporation and Morgan Stanley & Co. LLC, as representative of the initial purchasers listed on Schedule I thereto.

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